EXHIBIT 10.1

AMENDMENT
TO THE
TENNESSEE VALLEY AUTHORITY
SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

WHEREAS, the Tennessee Valley Authority (“TVA”) has adopted and sponsors the Tennessee Valley Authority Supplemental Executive Retirement Plan (the “Plan”); and

WHEREAS, Section 6.2 of the Plan authorizes TVA to approve certain amendments to the Plan from time to time; and

WHEREAS, TVA considers it desirable to amend the Plan to correct a certain section in accordance with IRS Notice 2010-6 to comply with the applicable requirements of section 409A of the Internal Revenue Code of 1986.

NOW, THEREFORE, BE IT RESOLVED that the Plan is hereby amended effective as of August 16, 2011, as follows:

Section 2.9 is amended and restated in its entirety to read as follows:

"Date of Benefit Commencement" means the date benefit payments begin upon the later of (a) the date the Participant turns age 55, or (b) the date of the Participant's Separation from Service.

IN WITNESS WHEREOF, TVA has caused this amendment to the Plan to be executed this 16th day of August, 2011, by its Chief Executive Officer, who has authority to amend the Plan pursuant to certain delegations of authority regarding personnel and compensation actions in the TVA Compensation Plan.

             TENNESSEE VALLEY AUTHORITY

             By:           /s/ Tom Kilgore
              Tom Kilgore